Exhibit 23.1

Silberstein Ungar, PLLC CPAs and Business Advisors
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                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                                  www.sucpas.com


March 15, 2010


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Business Outsourcing Services, Inc.
Portland, OR

To Whom It May Concern:

Silberstein Ungar, PLLC hereby consents to the use in the Form 10-K, Annual Report under Section 13 or 15(d) of the Securities Exchange Act of 1934, filed by Business Outsourcing Services, Inc. of our report dated February 8, 2010, relating to the consolidated financial statements of Business Outsourcing Services, Inc., a Nevada Corporation, as of and for the periods ending November 30, 2009 and 2008.

Sincerely,


/s/ Silberstein Ungar, PLLC
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Silberstein Ungar, PLLC